Exhibit 99.1

Excel Trust Announces Results For the Quarter Ended June 30, 2011, Declares Dividend

Excel Trust, Inc. (NYSE:EXL) announced today financial and operating results for the quarter ended June 30, 2011. A supplemental financial package with additional information can be found on Excel Trust's website under the Investor Relations tab.

Highlights for Q2 2011

•	Reported Adjusted Funds from Operations (AFFO) for the quarter of $4.4 million, or $0.24 per diluted share and Funds from Operations (FFO) of $3.7 million or $0.20 per diluted share.

•	Declared third quarter dividend of $0.155 per share which equates to an annualized rate of $0.62 per share.

•	Acquired Gilroy Crossing along Highway 101 in Gilroy, CA for $68.5 million.

•	Expanded our unsecured credit facility to $200 million while eliminating the interest rate floor and lowering the spread over LIBOR to 220-300 bps.

•	Raised $157.3 million of new equity through the sale of 14.375 million common shares.

•	Sold a six property single tenant portfolio for $39.6 million, resulting in a net gain of approximately $4.0 million.

•	Acquired The Promenade in Scottsdale, AZ for $110 million (subsequent event, July 11th).

“We had a very productive quarter and are grateful for the support of our shareholders and credit facility participants who made this possible,” commented Gary Sabin, Chairman and CEO of Excel Trust. Mr. Sabin continued, “We likewise are excited to welcome many new shareholders as a result of our recent offering. The accomplishments noted above have strengthened our liquidity, lowered our borrowing costs, generated additional profits from sales of non-core properties and added to the quality of our portfolio. We continue to work on many exciting properties in our pipeline.”

Excel Trust reported Adjusted Funds From Operations (AFFO) for the three-month period ended June 30, 2011 of $4.4 million, or $0.24 per diluted share. Excel Trust reported Funds From Operations (FFO) for the three-month period ended June 30, 2011 of $3.7 million or $0.20 per diluted share. Net income available to the common stockholders was $1.1 million, or $0.06 per diluted share. For the six months ended June 30, 2011, Excel Trust reported AFFO of $7.6 million, or $0.43 per diluted share, FFO of $6.5 million or $0.37 per diluted share and net income available to the common stockholders of $0.4 million, or $0.01 per diluted share.

Included in FFO for the quarter were non-cash gains from the change in fair value of financial instruments of $0.5 million and from the change in fair value of an earn-out of $0.3 million. These gains accounted for approximately $0.05 per diluted share. The gain from the fair value of financial instruments was a change in the liability recorded for the fair value of a redemption provision related to the OP Units issued in connection with the acquisition of the Edwards Theatres property in March 2011. The change in fair value of the earn-out relates to contingent consideration the Company had recorded in connection with the acquisition of the Shops at Foxwood. These increases to FFO were offset by non-cash compensation expense of $1.3 million or $0.07 per diluted share for the quarter resulting from the implementation of a market based long term incentive stock award plan.

Excel Trust considers AFFO and FFO important supplemental measures of its operating performance and believes that they are frequently used by securities analysts, investors and other interested parties in the evaluation of real estate investment trusts (REITs), many of which present AFFO and FFO when reporting their results. A complete reconciliation containing adjustments from GAAP net income available to common shareholders to AFFO and FFO and a definition of both are included at the end of this release.

For the quarter ended June 30, 2011, Excel Trust's operating results were as follows:

•	Percent leased: 94.9%

•	23 new and renewal lease transactions for a total of 90,990 square feet

Summary of Significant Activities During First Quarter 2011

On April 5, 2011, Excel Trust acquired Gilroy Crossing, a 473,640-square-foot retail shopping center (of which 325,431 is owned) located in Gilroy, California for $68.5 million on April 5, 2011. The current annual net operating income is approximately $5.3 million. The property is anchored by Target (non-owned), Kohl's, Sports Authority, Ross Dress For Less, Bed Bath & Beyond, Michaels, and PetSmart.

On June 6, 2011, Excel Trust completed an amendment to its credit facility. As a result of the amendment, the facility has been increased from $125 million to $200 million and bears interest at a lower rate. The facility now bears interest at a rate per annum equal to LIBOR plus 220 to 300 basis points (down from 275 to 400 basis points), depending on Excel Trust’s leverage ratio, and is no longer subject to a LIBOR floor of 1.50%. The facility continues to include an accordion feature that allows for an increase up to $400 million, under specified circumstances. The annual fee charged against the unused portion of the facility has also been reduced to 35 basis points (down from 45 basis points). The maturity date of the credit facility is July 7, 2014 and can be extended for one year at Excel Trust’s option.

On June 28, 2011 Excel Trust, Inc. completed the public offering of 12.5 million shares of its common stock, as well as 1.875 million additional shares at the public offering price of $10.94 per share pursuant to the full exercise of the over-allotment option granted to the underwriters of the public offering. After the underwriting discount and offering expenses payable by the Company, the Company received net proceeds of approximately $150 million

On June 30, 2011, Excel Trust, Inc. completed the disposition of six triple-net assets for a total of approximately $39.6 million, resulting in a net gain of approximately $4.0 million. The six properties sold were Walgreens in Corbin (South), KY, Walgreens in Barbourville, KY, Walgreens in Beckley, WV, Walgreens in Princeton, WV, Shop 'n Save (SuperValu) in Ballwin, MO, and Jewel-Osco in Morris, IL.

Events Subsequent to Second Quarter 2011

On July 11, 2011, Excel Trust completed the acquisition of The Promenade, a 729,921 square foot retail shopping center (of which 433,533 is owned) located in Scottsdale, Arizona for approximately $110 million. The current annual net operating income is approximately $8.5 million. Major tenants include Nordstrom Rack, Trader Joe’s, OfficeMax, PetSmart, Old Navy, Michael's, Stein Mart, Cost Plus World Market and Pier One Imports, as well as Lowe's (non-owned) and The Great Indoors (non-owned).

Third Quarter 2011 Dividend Declared

The Board of Directors declared a third quarter cash dividend of $0.155 per common share. The dividend, which equates to an annualized rate of $0.62 per share, is payable on October 17, 2011 to common shareholders of record as of September 30, 2011.

The Board of Directors has also approved payment of a dividend of $0.4375 per share on the Company's Series A Cumulative Convertible Perpetual Preferred Shares, payable on October 17, 2011 to preferred shareholders of record as of September 30, 2011.

Guidance

Excel Trust is adjusting yearly guidance to reflect the initial dilutive effect of closing its $157 million follow-on equity offering. As such, Excel Trust expects its AFFO per share for fiscal year 2011 to be between $0.68 and $0.78 and its FFO per share for fiscal year 2011 to be between $0.55 and $0.65. Excel Trust believes that AFFO is the most helpful indicator of the company's ability to pay recurring dividends since it adjusts for certain non-cash and non-recurring items.

The foregoing estimates are forward-looking and reflect management's view of current and future market conditions, including certain assumptions with respect to leasing activity, rental rates, occupancy levels, interest rates, and the amount and timing of acquisitions and development activities. Excel Trust's actual results may differ materially from these estimates.

Conference Call

In conjunction with Excel Trust's results, you are invited to listen to its conference call on Thursday, August 11, 2011 at 1:00 p.m. Eastern Time.

Phone: Conference call access information is as follows:

Dial in number: (866) 314-4483

International Dial in number: (617) 213-8049

Pass code: 24167781

Internet: A live webcast of the conference call will be available through Excel Trust's web site at www.exceltrust.com. The conference call will be recorded and available for replay for seven days beginning at 4:00 p.m. ET on August 11, 2011. Replay access information is as follows:

Dial in number: (888) 286-8010

International Dial in number: (617) 801-6888

Pass code: 82338243

About Excel Trust

Excel Trust, Inc. is a retail focused REIT that targets community and power centers, grocery anchored neighborhood centers and freestanding retail properties. The Company has elected to be treated as a REIT, for U.S. federal income tax purposes. Excel Trust trades publicly on the NYSE under the symbol “EXL”. For more information on Excel Trust, Inc., please visit www.exceltrust.com.

Forward Looking Statements

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, discussions related to the Company's expectations regarding the performance of its business, its liquidity and capital resources and other non-historical statements. These forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct.

Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO)

Excel Trust considers FFO and AFFO to be important supplemental measures of its operating performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and AFFO exclude depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, they provide a performance measure that, when compared year-over-year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Excel Trust computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. Excel Trust computes AFFO by adding to FFO the non-cash compensation expense, amortization of prepaid financing costs and non-recurring transaction costs, and other one-time items, then subtracting or adding straight-line rents, amortization of above and below market leases and non-incremental capital expenditures. Excel Trust's computation of FFO and AFFO may differ from the methodology for calculating FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO and AFFO do not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO and AFFO should not be considered alternatives to net income (loss) (computed in accordance with GAAP) as an indicator of Excel Trust's financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of Excel Trust's liquidity, nor are they indicative of funds available to fund Excel Trust's cash needs, including Excel Trust's ability to pay dividends or make distributions.

Summarized Financial Statements

Reported results are preliminary and not final until the filing of Excel Trust's Form 10-Q for the quarter ended June 30, 2011 with the Securities and Exchange Commission and, therefore, remain subject to adjustment. The accompanying notes to follow in the Form

10-Q are an integral part of these consolidated and combined financial statements.

Excel Trust, Inc.

Matt Romney, SVP, Capital Markets

858-613-1800

info@exceltrust.com

www.exceltrust.com

EXCEL TRUST, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	June 30, 2011 (unaudited)	December 31, 2010
ASSETS:

Property:
Land	$175,072	$153,601
Buildings	215,712	178,374
Site improvements	21,732	18,832
Tenant improvements	19,353	18,242
Construction in progress	13,871	4,423
Less accumulated depreciation	(12,586)	(8,360)

Property, net	433,154	365,112
Cash and cash equivalents	88,710	6,525
Restricted cash	42,331	5,870
Tenant receivables, net	1,829	1,945
Lease intangibles, net	54,727	53,024
Mortgage loan receivable	2,000	2,000
Deferred rent receivable	1,897	1,148
Other assets	8,061	5,464

Total assets	$632,709	$441,088

LIABILITIES AND EQUITY:
Liabilities:

Mortgages payable, net	$198,331	$137,043
Notes payable	535	85,384
Accounts payable and other liabilities	20,762	12,944
Lease intangibles, net	9,826	7,150
Dividends/distributions payable	5,374	1,957

Total liabilities	234,828	244,478

Equity:
Stockholders’ equity
Preferred stock	47,721	—
Common stock	309	156
Additional paid-in capital	334,953	191,453
Cumulative distributions in excess of net income	(1,818)	(3,725)

	381,165	187,884
Accumulated other comprehensive loss	(748)	(373)

Total stockholders’ equity	380,417	187,511
Non-controlling interests	17,464	9,099

Total equity	397,881	196,610

Total liabilities and equity	$632,709	$441,088

EXCEL TRUST, INC. AND

EXCEL TRUST, INC. PREDECESSOR

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	The Company	The Company	The Predecessor
	Three Months Ended June 30, 2011	Period from April 28, 2010 to June 30, 2010	Period from April 1, 2010 to April 27, 2010
Revenues:
Rental revenue	$10,467	$1,210	$317
Tenant recoveries	2,220	92	31
Other income	102	34	—

Total revenues	12,789	1,336	348

Expenses:
Maintenance and repairs	780	56	21
Real estate taxes	1,377	120	37
Management fees	133	1	10
Other operating expenses	797	66	23
Changes in fair value of earn-outs	(328)	—	—
General and administrative	3,140	2,136	2
Depreciation and amortization	6,400	674	82

Total expenses	12,299	3,053	175

Net operating income (loss)	490	(1,717)	173

Interest expense	(3,503)	(350)	(121)
Interest income	43	74	—
Gain on changes in fair value of financial instruments	512	—	—

(Loss) income from continuing operations	(2,458)	(1,993)	52
Income from discontinued operations before gain on sale of real estate assets	507	169	—
Gain on sale of real estate assets	3,976	—	—

Income from discontinued operations	4,483	169	—

Net income (loss)	2,025	(1,824)	52
Net income (loss) attributable to non-controlling interests	89	(72)	197
Net income (loss) attributable to Excel Trust Inc. and Excel Trust, Inc. Predecessor	1,936	(1,752)	(145)
Preferred stock dividends	(875)	—	—

Net income (loss) available to the common stockholders and controlling interest of the Predecessor	$1,061	$(1,752)	$(145)

Loss from continuing operations per share available to the common stockholders	$(0.20)	$(0.12)

Net income (loss) per share available to the common stockholders	$0.06	$(0.11)

Weighted-average common shares outstanding—basic and diluted	15,856	15,460

Dividends declared per common share	$0.15	$—

EXCEL TRUST, INC. AND

EXCEL TRUST, INC. PREDECESSOR

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	The Company	The Company	The Predecessor
	Six Months Ended June 30, 2011	Period from April 28, 2010 to June 30, 2010	Period from January 1, 2010 to April 27, 2010
Revenues:
Rental revenue	$18,943	$1,210	$1,455
Tenant recoveries	4,118	92	113
Other income	207	34	—

Total revenues	23,268	1,336	1,568

Expenses:
Maintenance and repairs	1,419	56	98
Real estate taxes	2,513	120	140
Management fees	250	1	43
Other operating expenses	1,562	66	98
General and administrative	5,790	2,136	8
Changes in fair value of earn-outs	(328)	—	—
Depreciation and amortization	10,561	674	542

Total expenses	21,767	3,053	929

Net operating income (loss)	1,501	(1,717)	639

Interest expense	(6,068)	(350)	(483)
Interest income	84	74	—
Gain on acquisition of real estate	937	—	—
Gain on changes in fair value of financial instruments	512	—	—

(Loss) income from continuing operations	(3,034)	(1,993)	156
Income from discontinued operations before gain on sale of real estate assets	1,023	169	—
Gain on sale of real estate assets	3,976	—	—

Income from discontinued operations	4,999	169	—

Net income (loss)	1,965	(1,824)	156
Net income (loss) attributable to non-controlling interests	58	(72)	290
Net income (loss) attributable to Excel Trust Inc. and Excel Trust, Inc. Predecessor	1,907	(1,752)	(134)
Preferred stock dividends	(1,478)	—	—

Net income (loss) available to the common stockholders and controlling interest of the Predecessor	$429	$(1,752)	$(134)

Loss from continuing operations per share available to the common stockholders	$(0.29)	$(0.12)

Basic and diluted net income (loss) per share	$0.01	$(0.11)

Weighted-average common shares outstanding—basic and diluted	15,686	15,460

Dividends declared per common share	$0.29	$—

EXCEL TRUST, INC.

RECONCILIATION OF NET INCOME TO FFO AND AFFO

For the Quarter Ended June 30, 2011

(In thousands, except per share amounts)

Excel Trust, Inc.’s FFO and AFFO available to common stockholders and operating partnership unitholders and a reconciliation to net income for the three months ended June 30, 2011 and 2010 is as follows:

	Three Months Ended June 30, 2011	Six Months Ended June 30, 2011
Net income (loss) available to the common stockholders and controllinginterest of the Predecessor	$1,061	$429

Add:
Non-controlling interests in operating partnership	94	95
Depreciation and amortization	6,607	10,976
Deduct:
Depreciation and amortization related to joint venture	(45)	(45)
Gain on acquisition of real estate	—	(937)
Gain on sale of real estate assets	(3,976)	(3,976)

Funds from operations	$3,741	$6,542

Add:
Transaction costs	256	362
Deferred financing costs	335	569
Stock-based and other non-cash compensation expense	1,326	1,777

Deduct:
Changes in fair value of earn-outs	(328)	(328)
Gain on changes in fair value of financial instruments	(512)	(512)
Straight-line effects of lease revenue	(427)	(798)
Amortization of above and below market leases	(18)	25
Non-incremental capital expenditures	(12)	(54)

Adjusted funds from operations	$4,361	$7,583

Weighted average common shares outstanding	15,856	15,686
Add:
OP units	1,405	1,114
Restricted common stock	1,046	726
Contingent consideration related to business combinations	206	175
Common stock issuable upon coversion of preferred stock	—	—

Weighted average common shares outstanding-diluted (FFO and AFFO)	18,513	17,701

Funds from operations per share (diluted)	$0.20	$0.37
Adjusted funds from operations per share (diluted)	$0.24	$0.43

Other Information:
Leasing commissions paid	$95	$252
Tenant improvements paid	$626	$981